Exhibit 4.21

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT		1. CONTRACT ID CODE N/A	PAGE OF PAGES
			1	4
2. AMENDMENT/MODIFICATION NO. 00008	3. EFFECTIVE DATE See Block 16C.	4. REQUISITION/PURCHASE REQ. NO.	PROJECT NO. (if applicable)
6. ISSUED BY CODE Centers for Disease Control and Prevention (CDC) Procurement and Grants Office (PGO) 2920 Brandywine Rd, Rm 3124 Atlanta, GA 30341-5539 FALGIANO	27	7. ADMINISTERED BY (if other than Item 6) CODE

8. NAME AND ADDERSS OF CONTRACTOR (No., street, country, State and ZIP Code) ACAMBIS, INC. 38 Sidney Street Cambridge, MA 02139		(√)	9A. AMENDMENT OF SOLICITATION NO.
9B. DATED (See item 11)
		X	10A. MODIFICATION OF CONTRACT/ORDER NO. 200-2002-00004
CODE	FACILITY CODE	10B. DATED (See Item 13) 11/28/2001
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ___ is extended, ___ is not extended.

Offers must not acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT

TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT

IN REJECTION OF YOUR OFFER. If by virtue of this amendment, you desire to change an offer already submitted, such change may be made by telegram or letter,

provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) See page 4 for accounting and appropriation data.
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14
(√)	A. THIS CHANGE ORDER IS ISSUED PURSAUNT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.            THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSAUNT TO AUTHORITY OF: Far 52.243-1 and Mutual Agreement of Both Parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor [ ] is not, [X] is required to sign this document and return 3 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)

The purpose of this modification is to add contract line items (CLINS) to Section B to qualify and perform vaccinia-based potency testing as part of the Center for Disease Control’s (CDC) stability program for the Dryvax (Wyeth) and WetVax (Aventis) vaccines.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print) Roger J. McAvoy VP, Contracts and Legal Affairs		16A. NAME AND TITLE OF CONTRACTING OFFICER Lorenzo J. Falgiano Contracting Officer
15B. CONTRACTOR/OFFEROR /s/ Roger J. McAvoy (Signature of person authorized to sign)	15C. DATE SIGNED 15 Feb 05	16B. UNITED STATES OF AMERICA BY __/s/ Lorenzo J. Falgiano________ (Signature of Contracting Officer)	16C. DATE SIGNED Feb 15 2005
NSN 7540-01-152-8070 PREVIOUS EDITION UNUSABLE	30-105	STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

Section B – Suppliers or Services and Prices/Costs

Section B, paragraph B.6, is hereby added to the schedule to include the following CLINS:

B.6	Firm Fixed Price

Line Item	Supplies Services	Quantity	Unit Price	Extended Price

0018	DryVax Qualification	1	$*****	$*****

0019	WetVax Qualification	1	$*****	$*****

0020	WetVax Baseline Study	1	$*****	$*****

0021	Dryvax Potency Testing	28	$***** per test*	$*****

0022	Wetvax Potency Testing	14	$***** per test*	$*****

Payment for Line Items 0018, 0019, and 0020 each will be made upon the submission of a properly executed invoice and the:

(a) Acambis Dryvax Potency Test Qualification Report for Line Item 00018

(b) Acambis WetVax Potency Test Qualification Report Line Item 00019

(c) WetVax Baseline Data Sets anti Study Report for Line Item 00020

Payment for Line Items 0021 and 0022 each will be made upon the submission of a properly executed invoice and the Acambis Potency Test - Final Test Report for the samples submitted for testing from each vaccine lot.

*A single “test” is performed on 3 vials of vaccine

Section C – Description/Specification/Work Statement

Section C, Statement of Work, is hereby changed to include the following:

C.4a	Dryvax / Wetvax Potency Testing
1.	Qualification/Baseline Studies

The Contractor shall qualify Acambis’ current vaccinia-based potency assay for use with Dryvax and Wetvax vaccines as follows:

A.	Contractor shall qualify Acambis’ current vaccinia-based potency assay for use with Dryvax as described in Acambis protocol *****.
B.	Contractor shall qualify Acambis’ current vaccinia-based potency assay for use with Wetvax as described in Acambis protocol ***** (final requirements to be agreed upon jointly by Acambis and the CDC).

C.	Contractor shall perform a baseline study comparing the WetVax and Acambis potency assays as described in CDC protocol *****.
2.	Performance of the Potency Assay on Samples of Dryvax and Wetvax

The Contractor shall perform its qualified potency assay on the samples of Dryvax and Wetvax provided by the CDC. Upon execution of this subcontract modification and again on or before January 1, 2005, CDC will provide Acambis with the anticipated test dates for the following calendar year. CDC will then notify Acambis of the final target test date no later than 3 months before that target date.

CDC will provide 3 vials of Dryvax or WetVax (depending on the sample to be tasted) to Acambis for the performance of each test no earlier that 8 weeks and no later than 4 weeks before the target test date. If a test needs to be repeated, CDC will provide additional vials for testing. Ship samples for testing to: *****, Acambis Inc., 90 Shawmut Road, Canton, MA 02021.

After receiving the sample for testing, Acambis will perform the potency assay in accordance with the Acambis Potency Tact SOP within two weeks before or after the target test date. Acambis shall perform the potency assay on the samples provided from the CDC in accordance with Acambis *****.

Section F – Deliveries or Performance

Section F is hereby modified to include the following deliverables:

F.1	Deliverable Schedule

(d) The Contractor shall deliver, within the timeframe specified, all items listed below to the Contracting Officer at the address on the face page of the contract and to the Project Officer at the address listed in Section F.l(a) herein.

Item No.	Description	Quantity	Delivery Date

1	Acambis Dryvax Potency Test Qualification Report	1	1 week after Acambis QA Approval

2	Acambis WetVax Potency Test Qualification Report	1	1 week after Acambis QA Approval

3	WetVax Baseline Data Sets and Study Report (Dryvax)	1	1 week after Acambis QA Approval

4	Acambis Potency Test – Final Test Report (Dryvax) (Period of Performance: 1 Oct 04 – 28 Nov 06)	TBD (as ordered)	4 weeks after test performed

5	Acambis Potency Test – Final Test Report (Wetvax) (Period of Performance: 1 Oct 04 – 28 Nov 06)	TBD (as ordered)	4 weeks after test performed

Section H - Special Contract Requirement

Section H, Paragraph H.26, is hereby changed as follows:

H.26 GOVERNMENT FURNISHED PROPERTY

*	*	*	*
3.	Samples of Dryvax and Wetvax vaccine to perform the Qualification and Baseline Studies and to perform the potency testing.

ACCOUNTING AND APPROPRIATION DATA:

Appropriation	Allowance	CAN Number	Object Class	Amount
75 5 0140	A29YS	92101FX	2555	$353,533.00
75 x 0140	B241S	92101FX	2555	$261,447.00

The contract funded amount is hereby increased from $125,900,000.00 to $126,514,980.00 an increase of $614,980.00 and the period of performance remains unchanged by reason of this modification.